As filed with the Securities and Exchange Commission on December 23, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HACKETT GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0750100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Address of principal executive offices)

The Hackett Group, Inc. 1998 Stock Option and Incentive Plan (Amended and Restated as of February 17, 2022)

The Hackett Group, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Frank A. Zomerfeld, Esq.

Executive Vice President,

General Counsel and Secretary

1001 Brickell Bay Drive

Suite 3000

Miami, Florida 33131

(305) 375-8005

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John B. Beckman

Hogan Lovells US L.L.P.

555 Thirteenth Street, N.W.

Washington, DC 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is being filed by The Hackett Group Inc. (the “Company,” “we,” “us” or “our”) to register an additional 1,900,000 shares of our common stock for issuance pursuant to our amended and restated 1998 Stock Option and Incentive Plan, as amended (the “Plan”) and an additional 250,000 shares of our common stock for issuance pursuant to our Employee Stock Purchase Plan, as amended (the “Purchase Plan”). The Plan was amended and restated on February 17, 2022 to increase the number of shares authorized for issuance by 1,900,000 shares. The Purchase Plan was amended on February 17, 2022 to increase the number of shares authorized for issuance by 250,000 shares.

Earlier registration statements on Form S-8 related to the Plan and the Purchase Plan were filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 19, 2020 (Registration No. 333-239306), September 6, 2018 (Registration No. 333-227215), September 9, 2003 (Registration No. 333-108640), July 3, 2001 (Registration No. 333-64542), June 16, 2000 (Registration No. 333-39460), November 9, 1999 (Registration No. 333-90635) and December 30, 1998 (Registration No. 333-69951).

In accordance with General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference into this Registration Statement the following documents filed with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 4, 2022, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2021, filed on November 8, 2022;

(2)	The portions of our Definitive Proxy Statement for our 2022 Annual Meeting of Stockholders, filed on March 24, 2022, incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended April 1, 2022, filed on May 11, 2022;

(4)	Our Quarterly Report on Form 10-Q for the quarter ended July 1, 2022, filed on August 10, 2022;

(5)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 9, 2022;

(6)	Our Current Reports on Form 8-K, filed on May 10, 2022 and November 8, 2022; and

(7)	The description of our common stock contained in our Registration Statement on Form 8-A, filed under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	The Hackett Group, Inc. 1998 Stock Option and Incentive Plan (Amended and Restated as of February 17, 2022).

4.2	Employee Stock Purchase Plan, as amended (incorporated herein by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-108640)).

4.3	Amendment No. 2 to Registrant’s Employee Stock Purchase Plan, as amended (incorporated herein by reference to the Registrant’s Form 10-K/A for the year ended December 30, 2005).

4.4	Amendment No. 3 to The Hackett Group, Inc. Employee Stock Purchase Plan, as amended (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-227215)).

4.5	Amendment No. 4 to The Hackett Group, Inc. Employee Stock Purchase Plan, as amended.

5.1	Opinion of Frank A. Zomerfeld, Esq. regarding the legality of the shares being registered.

23.1	Consent of Frank A. Zomerfeld, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Certified Public Accountants (RSM US LLP).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 23rd day of December, 2022.

THE HACKETT GROUP, INC.

By:	/s/ Ted A. Fernandez
Name:	Ted A. Fernandez
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ted A. Fernandez and Robert A. Ramirez, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Ted A. Fernandez Ted A. Fernandez	Chief Executive Officer and Chairman (Principal Executive Officer)	December 14, 2022

/s/ Robert A. Ramirez Robert A. Ramirez	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ David N. Dungan David N. Dungan	Chief Operating Officer and Director	December 14, 2022

/s/ Richard Hamlin Richard Hamlin	Director	December 12, 2022

/s/ John R. Harris John R. Harris	Director	December 12, 2022

/s/ Robert A. Rivero Robert A. Rivero	Director	December 12, 2022

/s/ Alan T.G. Wix Alan T.G. Wix	Director	December 12, 2022

/s/ Maria A. Bofill Maria A. Bofill	Director	December 12, 2022